Exhibit 10.1

[Tracinda Letterhead]

June 30, 2006

BY FACSIMILE AND FEDEX

Mr. G. Richard Wagoner, Jr.

Chairman of the Board of Directors

General Motors Corporation

300 Renaissance Center

Detroit, Michigan 48265

Dear Mr. Wagoner:

It is our understanding that Renault S.A. (“Renault”) and Nissan Motor Co., Ltd. (“Nissan”) are receptive to the concept of including General Motors Corporation (“General Motors”) in their partnership-alliance and purchasing from General Motors a significant minority interest in the Company.

The Renault-Nissan partnership-alliance has created tremendous engineering, manufacturing and marketing synergies, resulting in substantial benefits and cost savings to both Renault and Nissan.

We believe that participating in a global partnership-alliance with Renault and Nissan could enable General Motors to realize substantial synergies and cost savings and thereby greatly benefit the Company and enhance shareholder value. Accordingly, we urge the Board of Directors to form a committee to immediately and fully explore this opportunity together with management.

Sincerely,

TRACINDA CORPORATION

/s/ Anthony L. Mandekic
Anthony L. Mandekic
Secretary / Treasurer

cc:	Percy N. Barnevik
Erskine B. Bowles
John H. Bryan
Armando M. Codina
George M. C. Fisher
Karen Katen
Kent Kresa
Ellen J. Kullman
Philip A. Laskawy
Eckhard Pfeiffer
Jerome B. York